Exhibit 99.1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13G to which this Joint Filing Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Date: February 10, 2017

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ A.J. Silber
Name: A.J. Silber
Title: Vice President, Legal Affairs & Corporate Secretary

BROOKFIELD INVESTMENTS CORPORATION

By:	/s/ Rami El Jurdi
Name: Rami El Jurdi
Title: Vice-President and CFO

BROOKFIELD INFRASTRUCTURE INVESTMENTS TRUST, by its administrator, BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ A.J. Silber
Name: A.J. Silber
Title: Vice President, Legal Affairs & Corporate Secretary

BROOKFIELD PRIVATE EQUITY DIRECT INVESTMENTS HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ A.J. Silber
Name: A.J. Silber
Title: Director

BROOKFIELD CAPITAL PARTNERS LTD.

By:	/s/ Jaspreet Dehl
Name: Jaspreet Dehl
Title: Senior Vice-President & Secretary